UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 29, 2010

CHINACAST EDUCATION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50550	20-0178991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 08, 20/F, One International Financial Centre, 1 Harbour View Street, Central, Hong Kong
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (852) 3960-6506

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On April 29, 2010, ChinaCast Education Corporation (the “Company”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with Wu Shi Xin, the sole stockholder of Wintown Enterprises Limited, a British Virgin Islands company (“Wintown”), pursuant to which Mr. Wu agreed to purchase 3,735,734 shares of the Company’s common stock (the “Shares”) for a purchase price of US$7.85 per share, or an aggregate purchase price of US$29.3 million. Wintown is the holding company for Hubei Industrial University Business College (“HIUBC”), a private, accredited university in Wuhan, China.

Pursuant to the Stock Purchase Agreement, the Company granted Mr. Wu a one time demand registration right with respect to the Shares, exercisable at any time on or after October 1, 2010. The purchase of the Shares by Mr. Wu is an initial step in the Company’s acquisition of HIUBC pursuant to a Memorandum of Understanding previously announced on March 30, 2010 for an expected total consideration of $66.0 million in common stock and/or cash.

The Company expects to consummate the sale of the Shares to Mr. Wu in the next sixty (60) days.  The sale of the Shares to Mr. Wu is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) pursuant to Regulation S under the Act due to the fact that the offering of the Shares was not made in the United States and that Mr. Wu is not a U.S. Person (as defined in the Act).  A copy of the Stock Purchase Agreement if filed herewith as Exhibit 10.1.  The description of the Stock Purchase Agreement contained in this Current Report on the Form 8-K is qualified in its entirety by referenced to Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities

See the information set forth in Item 1.01 above, incorporated herein by reference.

Item 8.01 Other Events

On May 3, 2010, the Company issued a press release announcing the execution of the Stock Purchase Agreement.  A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement dated April 29, 2010 between ChinaCast Education Corporation and Wu Shi Xin.
99.1	Press Release dated May 3, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 5, 2010	CHINACAST EDUCATION CORPORATION

	By:	/s/ Antonio Sena
Name: Antonio Sena
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Stock Purchase Agreement dated April 29, 2010 between ChinaCast Education Corporation and Wu Shi Xin.
99.1	Press Release dated May 3, 2010.